Registration No. 333—_______

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Community Shores Bank Corporation

(Exact name of registrant as specified in its charter)

Michigan	38-3423227
(State or other jurisdiction of	(I.R.S. Employer Identification No.)
of incorporation or organization)

1030 W. Norton Avenue, Muskegon, Michigan 49441

(Address of Principal Executive Offices) (Zip Code)

Community Shores Bank Corporation Stock Incentive Plan of 2016

(Full title of the plan)

Tracey A. Welsh

Community Shores Bank Corporation

1030 W. Norton Avenue

Muskegon, Michigan 49441

(Name and address of agent for service)

231-780-1800

(Telephone number, including area code, of agent for service)

Copies of Communications to:

Bradley J. Wyatt, Esq.

Dickinson Wright PLLC

350 S. Main Street, Suite 300

Ann Arbor, Michigan 48104

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☒

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share(2)	Proposed maximum aggregate offering price (2)	Amount of registration fee
Common Stock	500,000 Shares	$2.25	$1,125,000.00	$113.29

(1)          Plus an indeterminate number of additional shares which may be required to be issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2)          Estimated pursuant to Rule 457(h) and (c) solely for purposes of calculating the registration fee, based upon the average of the high and low prices of the common stock on June 27, 2016, as reported on the OTCBB.

PART I

INFORMATION REQUIRED IN SECTION 10(A) PROSPECTUS

Item 1.	Plan Information.*

Item 2.	Registrant Information and Employee Plan Annual Information.*

*As permitted by Rule 428 under the Securities Act of 1933, as amended (the "Securities Act"), this registration statement omits the information specified in Part I of Form S-8. The documents containing the information specified in Part I will be delivered to the participants in the plans covered by this registration statement as required by Rule 428(b). Such documents are not being filed with the Securities and Exchange Commission (the "Commission") as part of this registration statement or as prospectuses or prospectus supplements pursuant to Rule 424(b) under the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

Community Shores Bank Corporation (the “Company”) incorporates by reference in this registration statement the following documents previously filed with the Securities and Exchange Commission (the "Commission") under the Securities Exchange Act of 1934, as amended (the "Exchange Act"):

1.             The Company's annual report on Form 10-K for the year ended December 31, 2015.

2.             All other reports filed by the Company pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the annual report referred to in paragraph 1 above.

3.             The description of the Company's common stock is located under the heading, “Description of Capital Stock,” beginning on page 35 of the Company's registration statement on Form S-1/A, Amendment No. 2, filed with the Commission under the Exchange Act on October 23, 2015, including any amendments or reports filed for the purpose of updating the description.

All documents subsequently filed with the Commission by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated in this registration statement by reference and to be a part of this registration statement from the date of filing of such documents.

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Any statements contained in this registration statement or in a document incorporated or deemed to be incorporated by reference in this registration statement shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained in this registration statement or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this registration statement modifies or supersedes such earlier statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 4.	Description of Securities.

Not Applicable.

Item 5.	Interests of Named Experts and Counsel.

Not Applicable.

Item 6.	Indemnification of Directors and Officers.

Indemnification

Sections 450.1561 through 450.1565 of the Michigan Business Corporation Act contain specific provisions relating to indemnification of directors and officers of Michigan corporations. In general, the statute provides that (a) a corporation must indemnify a director or officer who is wholly successful in his defense of a proceeding to which he is a party because of his status as such, and (b) a corporation may indemnify a director or officer if he is not wholly successful in such defense, if it is determined as provided in the statute that the director meets a certain standard of conduct and upon an evaluation of the reasonableness of expenses and amount paid in settlement. The statute also permits a director or officer of a corporation who is a party to a proceeding to apply to the courts for indemnification or advance of expenses, and the court may order indemnification or advancement of expenses under certain circumstances set forth in the statute. The statute further provides that a corporation may, in its articles of incorporation, in its bylaws, through a resolution, or through a contract provide indemnification in addition to that provided by statute, subject to certain conditions set forth in the statute.

Our articles of incorporation require indemnification of any Company director or officer who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding because he or she is or was a director or executive officer, or is or was serving at the request of the Company in another capacity, to the fullest extent permitted by law. We may also indemnify any person who is not a director or executive officer, if the indemnification is authorized by the board of directors.

Our bylaws implement the mandatory indemnification required by our articles of incorporation. The bylaws provide procedures and standards for determination, evaluation and authorization of indemnification. Under the bylaws, we are required to pay or reimburse the reasonable expenses incurred by a director or officer who is a party to a proceeding before final disposition of the proceeding if the person furnishes a written undertaking to repay the advance if it is ultimately determined that the person did not meet the applicable standard of conduct, if any, required by statute for indemnification. The indemnification provisions in our bylaws are enforceable as a contract.

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In addition, the Company maintains policies of director and officer liability insurance, under which directors and officers of the Company are insured against certain liabilities arising in connection with the performance of their duties.

Limitation of Director Liability

Section 209(1)(c) of the Michigan Business Corporation Act permits corporations to limit the personal liability of their directors in certain circumstances. However, under the Michigan Business Corporation Act, a corporation may not eliminate or limit a director's liability to the corporation or its shareholders for money damages for any action taken or any failure to take any action as a director for any of the following: (1) the amount of a financial benefit received by a director to which he or she is not entitled; (2) intentional infliction of harm on the corporation or its shareholders; (3) a violation of Section 551 of the Michigan Business Corporation Act; and (4) an intentional criminal act.

The Company's Articles of Incorporation provide that its directors shall not be personally liable to it or its shareholders for monetary damages for breach of fiduciary duty, except for liability (1) for any breach of the director's duty of loyalty to the Company or its shareholders; (2) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law; (3) for a violation of Section 551(1) of the Michigan Business Corporation Act; or (4) for any transaction from which the director derived any improper personal benefit. Under the Michigan Business Corporation Act, if prior to October 24, 1997 the articles of incorporation of a corporation contained a provision which, subject to exceptions, eliminated liability of a director as the Company's does, that provision is considered to eliminate liability of a director to the extent permitted in Section 209(1)(c) of the Michigan Business Corporation Act.

Pursuant to the Company's Articles of Incorporation, if the Michigan Business Corporation Act is amended after the date of the Articles of Incorporation to authorize corporate action eliminating or limiting the personal liability of directors, then the liability of a director of the Company shall be eliminated or limited to the fullest extent permitted by the Michigan Business Corporation Act, as so amended.

Item 7.	Exemption from Registration Claimed.

Not Applicable

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Item 8.	Exhibits.

The following exhibits are filed with this registration statement:

Exhibit
Number	Exhibit

4(a)	Article III of the Company’s Articles of Incorporation is incorporated by reference to Exhibit 3.1 of the Company’s June 30, 2004 Form 10-QSB (SEC file no. 333-63769)

4(b)	Community Shores Bank Corporation Stock Incentive Plan of 2016

5	Opinion of Counsel, Dickinson Wright PLLC

23(a)	Consent of BDO USA, LLP

23(b)	Consent of Dickinson Wright PLLC is included in exhibit 5

24	Power of Attorney is included on the signature pages of the registration statement

Item 9.	Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b), if in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

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(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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SIGNATURES

The Registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Roosevelt Park, State of Michigan on July 1, 2016.

Community Shores Bank Corporation

By	/s/ Tracey A. Welsh
Tracey A. Welsh, Senior Vice President, Chief Financial Officer, Secretary and Treasurer

Each person whose signature appears below constitutes and appoints Heather D. Brolick and Tracey A. Welsh, and each of them, their true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, severally, for him or her, and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on July 1, 2016.

/s/ Heather D. Brolick	/s/ Gary F. Bogner
Heather D. Brolick, President and Chief Executive Officer (principal executive officer)	Gary F. Bogner, Chairman of the Board (non-officer)

/s/ Tracey A. Welsh	/s/ Robert L. Chandonnet
Tracey A. Welsh, Senior Vice President, Chief Financial Officer, Secretary, and Treasurer (principal financial and accounting officer)	Robert L. Chandonnet, Vice Chairman of the Board (non-officer)

/s/ Bruce J. Essex	/s/ Julie K. Greene
Bruce J. Essex, Director	Julie K. Greene, Director

/s/ Stanley L. Boelkins
Stanley L. Boelkins, Director

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EXHIBIT INDEX

Exhibit
Number	Exhibit

4(a)	Article III of the Company’s Articles of Incorporation is incorporated by reference to Exhibit 3.1 of the Company’s June 30, 2004 Form 10-QSB (SEC file no. 333-63769)

4(b)	Community Shores Bank Corporation Stock Incentive Plan of 2016

5	Opinion of Counsel, Dickinson Wright PLLC

23(a)	Consent of BDO USA, LLP

23(b)	Consent of Dickinson Wright PLLC is included in exhibit 5

24	Power of Attorney is included on the signature pages of the registration statement

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